MOTHERS WORK, INC. AND SUBSIDIARIES

                COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE



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
                                                               Three           Three             Nine              Nine
                                                               Months          Months           Months            Months
                                                                Ended           Ended            Ended             Ended
                                                              June 30,        June 30,         June 30,          June 30,
                                                                1996            1997             1996              1997
                                                            ----------       ----------       ----------       -----------
PRIMARY EARNINGS PER COMMON SHARE:
Weighted average common shares outstanding                   3,257,978        3,564,644        3,167,615         3,562,419

Net effect of dilutive stock options and warrants              320,976          139,928          273,617              --
                                                            ----------       ----------       ----------       -----------
   Shares used in computing primary earnings per share       3,578,954        3,704,572        3,441,232         3,562,419
                                                            ==========       ==========       ==========       ===========
Net income (loss)                                           $1,238,719       $  933,015       $2,740,443       $(6,488,250)

Preferred stock dividends                                     (244,374)        (272,071)        (733,125)         (816,213)
                                                            ----------       ----------       ----------       -----------
Net income (loss) applicable to common stockholders         $  994,345       $  660,944       $2,007,318       $(7,304,463)
                                                            ==========       ==========       ==========       ===========
Per common share amount                                     $     0.28       $     0.18       $     0.58       $     (2.05)
                                                            ==========       ==========       ==========       ===========
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